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                                                                   EXHIBIT 10.17

                           LOAN MODIFICATION AGREEMENT

      THIS LOAN MODIFICATION AGREEMENT (this "Agreement") is entered into as of May 7, 2004, by and between DALEEN TECHNOLOGIES, INC. whose address is 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487 (the "Company") and each of the Subsidiaries who now or hereafter are parties to this Agreement (individually and collectively "Borrower") and Silicon Valley Bank (`Lender') whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, an Export-Import Bank Loan and Security Agreement, dated February 24, 2004 (as may be amended from time to time, the "Loan Agreement"). The Loan Agreement provides for, among other things, an Exim Committed Line in an amount not to exceed the Maximum Amount Available at any time (the "Exim Facility"). Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Obligations." All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Security Agreement of even date therewith from Borrower in favor of Lender. Additionally, repayment of the Obligations is guaranteed by pursuant to the Exim Guarantee from the Export-Import Bank of the United States ("Exim") in favor of Lender. Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF PROPOSED TRANSACTIONS. WAIVERS AND OTHER AGREEMENTS.

      (a) Pursuant to an Investment Agreement dated May 7, 2004 among Daleen Holdings, Inc., Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, and Behrman Capital II, L.P. ("the Investment Agreement"), an investment of approximately $30,000,000 will be made into a newly formed holding company, Daleen Holdings, Inc., a Delaware corporation ("Holding Company"). Pursuant to an Agreement and Plan of Merger and Share Exchange among Daleen Holdings, Inc., Parallel Acquisition, Inc., Daleen Technologies, Inc., Behrman Capital II, L.P. and Strategic Entrepreneur Fund II, L.P. dated May 7, 2004 ("Merger Agreement"), Holding Company will acquire all the outstanding stock of the Company. Pursuant to a Stock Purchase Agreement by and among Daleen Holdings, Inc., Protek Telecommunications Solutions Limited, Paul A. Beaumont, Geoff Butcher, Ian Watterson, Michael White, Michael Kersten and Barbara Krystyna Kalinowska dated May 7, 2004 ("Stock Purchase Agreement")the Holding Company will acquire all of the outstanding stock of Protek. The transactions contemplated by the Investment Agreement, Merger Agreement and Stock Purchase Agreement (the "Transactions")are expected to close on or before July 31, 2004. The Transactions, unless consented to by Lender, would violate Section 7.3 of the Loan Agreement. The Company agrees that it will immediately advise the Lender if for any reason the Transactions do not close on or before July 31, 2004, and will update Lender thereafter as to any further change in the anticipated closing date and/or the terms of the Transactions, and seek a new consent from Bank and Exim to the Transactions. Prior to closing on the Transactions, Lender must have received from Exim all such consents and waivers as Lender may require or deem advisable in connection with the Transactions.

      (b) The Company expects to close on an unsecured bridge loan from Behrman Capital II, L.P. and Strategic Entrepreneur Fund II, L.P. (the "Bridge Lenders") in an amount not to exceed $5,100,000 (the "Subordinated Bridge Loan"). The Subordinated Bridge Loan, unless subordinated to the Exim Facility would violate Section 7.8 of the Loan Agreement. The Company agrees that it will immediately advise the Lender if for any reason the Subordinated Bridge Loan does not close on or before May 15, 2004. Unless otherwise agreed to by Lender, the documents executed in connection with the Subordinated Bridge Loan will be in all material respects consistent with the drafts provided to the Lender as of the date hereof (the "Subordinated Bridge Loan Agreements"). Prior to closing on the Subordinated Bridge Loan, Lender must have received a subordination agreement in form and substance satisfactory in all material respects to Lender and such consents and waivers from Exim as Lender may require or deem advisable in connection with the Subordinated Bridge Loan.

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      (c)   Borrower is in violation of Section 6.7(a) (Tangible Net Worth) for the month ending March 31, 2004 (the "Potential Default') and has requested that the Lender waive such Potential Default and amend the requirements of Section 6.7(a) from and after March 31, 2004. Accordingly, Borrower and Lender agree that Section 6.7(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

            (a) Tangible Net Worth. A Tangible Net Worth of at least $3,000,000, provided, however, that the Lender reserves the right in its sole, but reasonable discretion, upon not less than fifteen (15) days prior notice to the Borrower, based upon its review of pro-forma balance sheets and forecasts for the Borrower on a post Transaction basis, to reset this Tangible Net Worth covenant from and after the closing of the Transaction, to an amount not to exceed $3,000,000.

      (d) Borrower requests that Lender enter into this agreement to acknowledge Lender's: (i) consent to the Transaction and the Subordinated Bridge Loan and the transactions contemplated by the Subordinated Bridge Loan Documents, and (ii) to waive the Potential Default. Subject to the terms of this Agreement, Lender hereby consents to the Transactions, the Subordinated Bridge Loan and waives the Potential Default.

      (e) Exhibit D to the Loan Agreement is amended and replaced in its entirety with Exhibit D attached hereto.

      (f) Borrower agrees that notwithstanding anything set forth in any of the Existing Loan Documents to the contrary, Borrower shall not at any time borrow, lend, sell, lease, transfer or otherwise dispose of any assets, including cash, to any Subsidiary or Affiliate of Borrower, including Holding Company and Protek, except for the $500,000 cash deposit and $1,000,000 working capital loan made to Protek in accordance with, and contemplated by, the Investment Agreement, Merger Agreement and Stock Purchase Agreement, and for the maximum $5,100,000 in borrowings by Borrower expressly contemplated by the Subordinated Bridge Loan Agreements.

      (g) Borrower agrees that notwithstanding anything set forth in any of the Existing Loan Documents to the contrary, it shall constitute an Event of Default under the Existing Loan Documents if at any time after the effective date of the Keep Well Agreement (described in Section 8(b) below), Holding fails to perform its obligations thereunder, or to own one hundred percent (100%) of the outstanding stock of Company and Protek.

      (h) Company agrees that in addition to the financial information required to be delivered to Lender under Section 6.2 of the Loan Agreement, it shall also provide all such information on a consolidated and consolidating basis with the Holding Company and Protek.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT FEES. Borrower shall pay all of Lender's out-of-pocket expenses, including reasonable legal fees, in connection with this Agreement.

6. NO DEFENSES OF BORROWER. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Obligations.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

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8.    CONDITIONS. The effectiveness of Agreement is conditioned upon:

      (a) the Lender's receipt of such written consents and waivers from Exim as Lender deems necessary and advisable in connection with the transactions described in this Agreement;

      (b) the Lender's receipt of a Keep Well Agreement from the Holding Company, in form and substance satisfactory to the Lender, pursuant to which the Holding Company agrees, among other things, to perform all of the Obligations set forth in the Existing Loan Documents.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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         This is executed as of the date first written above.

BORROWER:

Daleen Technologies, Inc.

By: /s/ Gordon Quick
Name: Gordon Quick
Title: President & CEO

Daleen IAC, LLP

By: /s/ Gordon Quick
    ------------------------------------
Name: Gordon Quick
Title: Manager

DSI, Inc.

By: /s/ Gordon Quick
    ------------------------------------
Name: Gordon Quick
Title: President & CEO

Daleen Solutions, Inc.

By: /s/ Gordon Quick
    ------------------------------------
Name: Gordon Quick
Title: President & CEO

LENDER:

SILICON VALLEY BANK

By: /s/ Steven J. DiPasquale
    ------------------------------------
Name: Steven J. DiPasquale
Title: Vice President

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